UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 26, 2024

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

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SECTION 2 – FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On March 26, 2024, Body and Mind Inc. (the “Company” or “BaM”) issued a news release announcing its financial results for the second quarter of fiscal year 2024 ended January 31, 2024.  The information regarding the financial results for the second fiscal quarter ended January 31, 2024 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure.

On March 26, 2024, the Company issued a news release to announce financial results for the second quarter of fiscal year 2024 ended January 31, 2024 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

Q2 FY2024 (ended January 31, 2024) Financial Highlights:

•	Revenue of $4.4 million in Q2 FY2024, as compared to $4.4 million in Q2 FY2023.
•	Net Loss of $0.2 million, as compared to Net Loss of $2.7 million in Q2 FY2023.
•	Gross margin improved to 45.7% in Q2 FY2024, as compared 39.9% in Q1 FY2023.
•	The Company had 147,686,393 common shares outstanding as of March 25, 2024.

Q2 FY 2024 Summary & Comparison to Q2 FY 2023 (in Millions of US$)

	Q2 FY 2024	Q2 FY 2023
Revenue	$4.4	$4.4
Net Operating Profit (Loss)	($0.8)	($1.4)
Net Income/(Loss)	($0.2)	($2.7)

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Q2 FY2024 Operational Highlights:

•

As part of the Company’s continuing effort to focus efforts on its highest return projects in Illinois and New Jersey, entered into a definitive agreement to divest the Company’s Nevada cultivation and production operations for total consideration of $2 million. For more details, see the Company’s press release issued on February 1, 2024.

•

Advanced New Jersey state license application in conjunction with BaM Body and Mind Dispensary NJ, Inc. The dispensary facility will be 4,000 square feet with more than 100 parking places for easy access and convenient shopping. Demolition has been completed and the building permit is expected soon.

•

 Continued construction on the Lynwood, Illinois dispensary with building interior and exterior almost complete, roadwork approvals in process and exterior excavation mostly completed. The Company expects the Lynwood dispensary to open sometime in the first half of calendar 2024.

Management Commentary

“The most recent quarter reflects our work to improve financial performance, improve margins and streamline our operations to support building our operations in Illinois and New Jersey,” stated Michael Mills, CEO of Body and Mind. “Nevada’s wholesale pricing challenges and wholesale tax structure made it difficult to see the Company’s Nevada operations generating sufficient profits over the long term when compared with the opportunity presented by taking the proceeds from Nevada’s sale and continuing to build on our Illinois and New Jersey opportunities. We feel the Illinois and New Jersey markets continue to be underserved and offer significant opportunities for revenue growth as we expand our brand and bring our skilled teams to these new markets.”

For further details, please see the Company’s recent Form 10-Q filing on EDGAR at www.sec.gov/edgar/search, and the interim financial statements filed on SEDAR+ at www.sedarplus.ca.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	News Release dated March 26, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.
DATE: March 26, 2024	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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